EXHIBIT 10.42
FIRST AMENDMENT TO THE
SWIFT FOODS COMPANY
2002 STOCK OPTION PLAN
     THIS FIRST AMENDMENT of the Swift Foods Company 2002 Stock Option Plan (this “Amendment”) is entered into and made effective as of the 25th day of January, 2005 by Swift Foods Company.
W I T N E S S E T H :
     WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 3, 2004, by and among on Swift Foods Company, a Delaware corporation (“Old Swift”), Rawhide Subsidiary 1, Inc., a Delaware corporation (“Rawhide Sub 1”) and Rawhide Subsidiary 3, Inc., a Delaware corporation (“Rawhide Sub 3”), Old Swift merged with and into Rawhide Sub 3, with Rawhide Sub 3 as the surviving entity (the “Merger”);
     WHEREAS, pursuant to the Merger, Rawhide Sub 1 assumed the Swift Foods Company 2002 Stock Option Plan previously adopted by Old Swift (the “Plan”);
     WHEREAS, immediately following the Merger, Rawhide Sub 1 changed its name to Swift Foods Company (the “Company”);
     WHEREAS, Section 19 of the Plan provides that the Plan may be amended by the Board of Directors of the Company (the “Board”), provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Company which may be issued or sold pursuant to Options granted under the Plan, or which modifies the individuals or class of individuals eligible to receive Options, unless such amendment is made by or with the approval of the stockholders;
     WHEREAS, the Board desires to amend the Plan by increasing the total number of shares of the Common Stock of the Company which are authorized for issuance and sale pursuant to Options granted under the Plan from 19,500,000 shares to 21,500,000 shares (the “Increase”);
     WHEREAS, the Board and a majority of the stockholders of the Company have approved the Increase; and
     WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Plan;
     NOW, THEREFORE, Section 3 of the Plan is amended, effective as of the date first above written, to read in its entirety, as follows:
     3. Shares Available.
     (a) Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock, $0.01 par value, of the Company (“Common Stock”) in respect of which Options may be granted for all purposes
First Amendment to 2002 Swift Foods Company Stock Option Plan

under the Plan shall be 21,500,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company’s treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time.
(b) The shares of the Common Stock of the Company to be issued upon the exercise of Options which have been granted pursuant to the Plan shall, upon payment of the applicable exercise price, be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.
     NOW, THEREFORE, be it provided that, except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.
[Signature Page Follows]
First Amendment to 2002 Swift Foods Company Stock Option Plan

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company on the date first above written.

SWIFT FOODS COMPANY

By:	/s/ Donald F. Wiseman

Name:	Donald F. Wiseman
Title:	Vice President and General Counsel
Signature Page
First Amendment to 2002 Swift Foods Company Stock Option Plan